AGREEMENT AND PLAN OF REDOMESTICATION
THIS AGREEMENT AND PLAN OF REDOMESTICATION
("Agreement") is adopted as of this 13th day of April, 2017 by and between RMR Real Estate Income Fund, a Delaware statutory trust and a registered closed-end investment
company (the "Merging Fund") and RMR Real Estate Income
Fund, a Maryland statutory trust and wholly-owned subsidiary of the Merging Fund (the "Surviving Fund"). The Merging
Fund and the Surviving Fund are together referred to herein as the "Funds."
              WHEREAS, each of the Merging Fund and
the Surviving Fund is a closed-end, registered investment company of the management type; and
              WHEREAS, it is intended that (i) the
Redomestication (as defined below) will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended
(the "Code"), (ii) this Agreement will be, and is hereby
adopted as, a "plan of reorganization" with respect to the Redomestication within the meaning of Section 368(a) of the Code, and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (iii) the parties to this Agreement will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and
              WHEREAS, the merger will consist of the
merger of the Merging Fund into the Surviving Fund, pursuant to the provisions of the Delaware Statutory Trust Act (the "DSTA") and the Maryland Statutory Trust Act (the "MSTA"),
and will have the consequences described in Section 1.1 below (such transaction, the "Redomestication"); and
              WHEREAS, the Boards of Trustees of the
Surviving Fund and of the Merging Fund have determined that
the Redomestication is in the best interests of the Surviving Fund and the Merging Fund, respectively, and the interests of the shareholders of the Merging Fund will not be diluted as a result of the Redomestication;
              NOW, THEREFORE, in consideration of
the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:
1.	DESCRIPTION OF THE REDOMESTICATION
       1.1.	Subject to the terms and conditions herein
set forth and on the basis of the representations and warranties contained herein, with respect to the Merging Fund and the Surviving Fund, at the Closing Time (as defined below), the Merging Fund shall be merged with and into the Surviving
Fund, the separate existence of the Merging Fund as a
Delaware Statutory Trust and registered investment company
shall cease, and the Surviving Fund will be the surviving
entity for all purposes, including for purposes of succeeding to the Merging Fund's registration under the Investment
Company Act of 1940, as amended (the "Investment Company
Act"), and the Securities and Exchange Act of 1934, as
amended, and, if applicable, the Securities Act of 1933, as amended (the "1933 Act"), except that the Merging Fund will be the surviving entity for accounting purposes and for
purposes of presenting investment performance history.
       1.2.	Upon the terms and subject to the conditions
of this Agreement, on the Closing Date (as defined below), the parties shall cause the Redomestication to be consummated by
(i) filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with Section 3815 of the DSTA and (ii) filing articles of merger ("Articles of Merger") with the State Department of Assessments and Taxation of Maryland (the
"SDAT") in accordance with Section 12-604 of the MSTA.
The Redomestication shall become effective at [?] Eastern
Time, as shall be specified in the Certificate of Merger duly filed with the Secretary of the State of Delaware and in the Articles of Merger duly filed with the SDAT, or at such later date or time as the parties shall agree and specify in the Certificate of Merger and Articles of Merger (the "Closing Time").
       1.3.	As a result of the operation of the applicable
provisions of the DSTA and the MSTA, the following events
occur simultaneously at the Closing Time, except as otherwise provided herein:
       (a)	all of the assets, property, goodwill,
rights, privileges, powers and franchises of the
Merging Fund, including, without limitation, all cash, securities, commodities and futures interests, claims
(whether absolute or contingent, known or unknown,
accrued or unaccrued and including, without
limitation, any interest in pending or future legal
claims in connection with past or present portfolio
holdings, whether in the form of class action claims,
opt-out or other direct litigation claims, or regulator
or government-established investor recovery fund
claims, and any and all resulting recoveries),
dividends or interest receivable, deferred or prepaid
expenses shown as an asset on the books of the
Merging Fund on the Closing Date, goodwill,
contractual rights, originals or copies of all books and
records of the Merging Fund and all intangible
property that is owned by the Merging Fund
(collectively, the "Merging Fund Assets") shall vest
in the Surviving Fund, and all of the liabilities, debts, obligations, restrictions and duties of the Merging
Fund (whether known or unknown, absolute or
contingent, accrued or unaccrued and including,
without limitation, any liabilities of the Merging
Fund to indemnify the trustees or officers of the
Merging Fund or any other persons under the
Merging Fund's Declaration of Trust or otherwise)
(collectively, the "Merging Fund Liabilities") shall
become the liabilities, debts, obligations, restrictions
and duties of the Surviving Fund;
       (b)	(i) Each Merging Fund common
share of beneficial interest (each, a "Merging Fund
Common Share") shall be converted into a Surviving
Fund common share of beneficial interest (each, a
"Surviving Fund Common Share"), (ii) each Merging
Fund Series F preferred share of beneficial interest
(each, a "Series F Merging Fund Preferred Share")
shall be converted into a Surviving Fund Series F
preferred share of beneficial interest (each, a "Series
F Surviving Fund Preferred Share"), (iii) each
Merging Fund Series M preferred share of beneficial
interest (each, a "Series M Merging Fund Preferred
Share") shall be converted into a Surviving Fund
Series M preferred share of beneficial interest (each,
a "Series M Surviving Fund Preferred Share"), (iv)
each Merging Fund Series T preferred share of
beneficial interest (each, a "Series T Merging Fund
Preferred Share") shall be converted into a Surviving
Fund Series T preferred share of beneficial interest
(each, a "Series T Surviving Fund Preferred Share"),
(v) each Merging Fund Series W preferred share of
beneficial interest (each, a "Series W Merging Fund
Preferred Share" shall be converted into a Surviving
Fund Series W preferred share of beneficial interest
(each, a "Series W Surviving Fund Preferred Share"),
(vi) each Merging Fund Series Th preferred share of
beneficial interest (each, a "Series Th Merging Fund
Preferred Share" and, collectively with the Series F
Merging Fund Preferred Shares, Series M Merging
Fund Preferred Shares, Series T Merging Fund
Preferred Shares and Series W Merging Fund
Preferred Shares, the "Merging Fund Preferred
Shares") shall be converted into a Surviving Fund
Series Th preferred share of beneficial interest (each,
a "Series Th Surviving Fund Preferred Share" and,
collectively with the Series F Surviving Fund
Preferred Shares, Series M Surviving Fund Preferred
Shares, Series T Surviving Fund Preferred Shares and
Series W Surviving Fund Preferred Shares, the
"Surviving Fund Preferred Shares"), and (vii) any
Surviving Fund Common Shares owned by the
Merging Fund at the Closing Time shall be deemed
cancelled without consideration.  Prior to the Closing
Time or as soon as practicable thereafter, the
Surviving Fund will open shareholder accounts on
the share ledger records of the Surviving Fund in the
names of and in the amounts due to the shareholders
of the Merging Fund Common Shares and Merging
Fund Preferred Shares based on their respective
holdings in the Merging Fund as of the close of
business on the Valuation Date, as more fully
described in Section 3 below;
       (c)	At the Closing Time, the
Agreement and Declaration of Trust and Bylaws of
the Surviving Fund in effect immediately prior to the
Closing Time shall continue to be the Agreement and
Declaration of Trust and Bylaws of the Surviving
Fund, until and unless thereafter amended in
accordance with their respective terms;
       (d)	From and after the Closing Time,
the trustees and officers of the Surviving Fund shall
continue to be the trustees and officers of the
Surviving Fund, and such trustees and officers shall
serve for such terms as are provided in the
Agreement and Declaration of Trust and the Bylaws
of the Surviving Fund; and
       (e)	From and after the Closing Time,
the Merging Fund's investment objective, strategies,
policies and restrictions shall continue to be the
investment objective, strategies, policies and
restrictions of the combined Merging Fund and
Surviving Fund.
2.	VALUATION
       2.1.	Computations of value in connection with
the Closing (as defined below) of the Redomestication shall be as of immediately after the close of regular trading on the New York Stock Exchange, which shall reflect the declaration of any dividends, on the business day immediately preceding the Closing Date (the "Valuation Date").
       2.2.	All computations of value of the Merging
Fund, the Merging Fund Common Shares, the Merging Fund
Preferred Shares, the Merging Fund Assets and the Merging
Fund Liabilities shall be made using the Merging Fund's valuation procedures established by the Merging Fund's Board of Trustees. All computations of value of the Surviving Fund, the Surviving Fund Common Shares and the Surviving Fund's
assets and liabilities shall be made using the Surviving Fund's valuation procedures established by the Surviving Fund's
Board of Trustees.
3.	CLOSING AND CLOSING DATE
       3.1.	The Redomestication shall close on April 18,
2017 or such other date as the parties may agree (the "Closing Date"). All acts taking place at the closing of the Redomestication (the "Closing") shall be deemed to take place simultaneously as of the Closing Time unless otherwise agreed to by the parties. In the event that on the Valuation Date or the Closing Date (a) the NYSE MKT or another primary trading market for portfolio securities of the Merging Fund (each, an "Exchange") shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Board of Trustees of the Merging Fund or the Surviving Fund or the authorized officers of either of such entities, accurate appraisal of the value of the net assets of the Surviving Fund or the Merging Fund, respectively, is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.
       3.2.	With respect to the Redomestication:
       (a)	The Merging Fund's portfolio
securities, investments or other assets that are
represented by a certificate or other written
instrument shall be transferred and delivered by the
Merging Fund as of the Closing Date, or as soon as
reasonably practicable thereafter, to the Surviving
Fund's custodian for the account of the Surviving
Fund, duly endorsed in proper form for transfer and
in such condition as to constitute good delivery
thereof.
       (b)	No later than the Closing, the
Merging Fund shall provide the Surviving Fund or its
transfer agent with the names, addresses, dividend
reinvestment elections and tax withholding status of
the Merging Fund shareholders as of the Valuation
Date and the information and documentation
maintained by the Merging Fund or its agents relating
to the identification and verification of the Merging
Fund shareholders under the USA PATRIOT Act and
other applicable anti-money laundering laws, rules
and regulations and such other information as the
Surviving Fund may reasonably request.  The
Surviving Fund and its transfer agent shall have no
obligation to inquire as to the validity, propriety or correctness of any such instruction, information or documentation, but shall, in each case, assume that such instruction, information or documentation is
valid, proper, correct and complete.
       (c)	The Surviving Fund shall issue and
deliver to the Merging Fund a confirmation
evidencing the Surviving Fund Common Shares and
Surviving Fund Preferred Shares to be issued on the
Closing Date, or provide other evidence satisfactory
to the Merging Fund that such shares have been
credited to the Merging Fund shareholders' accounts
on the books of the Surviving Fund.
       (d)	One Surviving Fund Common
Share of a net asset value per share equal to the net
asset value per share of each Merging Fund Common
Share shall be issued by the Surviving Fund to each
holder of Merging Fund Common Shares in exchange
for each Merging Fund Common Share held by such
holder.  The net asset value per share of such shares
shall be determined as set forth in Section 2 above.
       (e)	One Surviving Fund Preferred
Share of a liquidation preference per share equal to
the liquidation preference per share of each Merging
Fund Preferred Share shall be issued by the Surviving
Fund to each holder of Merging Fund Preferred
Shares in exchange for each Merging Fund Preferred
Share held by such holder.  The terms of the
Surviving Fund Preferred Shares shall be
substantially the same as the terms of the Merging
Fund Preferred Shares.
       (f)	The Surviving Fund shall not issue
certificates representing Surviving Fund Common
Shares in connection with the Redomestication.  Any
certificates representing ownership of Merging Fund
Common Shares that remain outstanding at the
Closing Time shall be deemed to be cancelled by
operation of law and shall no longer evidence
ownership of the Merging Fund or its shares.
4.	CONDITIONS PRECEDENT TO OBLIGATIONS
OF THE SURVIVING FUND AND THE
MERGING FUND
       With respect to the Redomestication, if any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Merging Fund or the Surviving Fund, the Merging Fund or the Surviving Fund, respectively, shall, at its option, not be required to consummate the transactions contemplated for such Redomestication by this Agreement:
       4.1.	The Agreement shall have been approved by
the requisite vote of the holders of the outstanding Merging Fund Common Shares and Merging Fund Preferred Shares. Notwithstanding anything herein to the contrary, neither the Merging Fund nor the Surviving Fund may waive the condition set forth in this Section 4.1; and
       4.2.	The Merging Fund and the Surviving Fund
shall have received on or before the Closing Date an opinion of Skadden in form and substance reasonably acceptable to the Merging Fund and the Surviving Fund, to the effect that the Redomestication will qualify as a reorganization described in
Section 368(a)(1)(F) of the Code. In rendering such opinions, Skadden may request and rely upon representations contained in certificates of officers of the Merging Fund, the Surviving Fund, the Advisor and others, and the officers of the Merging Fund, the Surviving Fund and the Advisor shall use their best efforts to make available such truthful certificates.
5.	FEES AND EXPENSES
       The Merging Fund will bear all expenses relating to
the Redomestication.  The Merging Fund will bear these
expenses regardless of whether the Redomestication is
consummated.
6.	TERMINATION
	This Agreement may be terminated and the
transactions contemplated hereby may be abandoned (i) by
mutual agreement of the Merging Fund and the Surviving
Fund, (ii) by the Merging Fund if any condition of the
Surviving Fund's obligations set forth in this Agreement has not been fulfilled or waived by the Merging Fund, or (iii) by the Surviving Fund if any condition of the Merging Fund's obligations set forth in this Agreement has not been fulfilled or waived by the Surviving Fund, notwithstanding approval thereof by the Merging Fund's shareholders, if circumstances should develop that, in such parties judgment, make proceeding with this Agreement inadvisable.
7.	AMENDMENTS
       This Agreement may be amended, modified or
supplemented in such manner as may be mutually agreed upon
in writing by the parties; provided, however, that following the approval of this Agreement by shareholders of a Merging
Fund and/or the Surviving Fund, no such amendment may
have the effect of changing the provisions for determining the number of Surviving Fund shares to be paid to the Merging
Fund's shareholders under this Agreement to the detriment of such Merging Fund shareholders or shall otherwise materially amend the terms of this agreement without their further approval.
8.	HEADINGS; GOVERNING LAW;
COUNTERPARTS; ASSIGNMENT;
LIMITATION OF LIABILITY
       8.1.	The Article and Section headings contained
in this Agreement are for reference purposes only and shall
not affect in any way the meaning or interpretation of this
Agreement.
       8.2.	This Agreement shall be governed by and
construed in accordance with the laws of the State of
Maryland and applicable federal law, without regard to its principles of conflicts of laws.
       8.3.	This Agreement shall bind and inure with
respect to the Redomestication to the benefit of the parties to the Redomestication and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any such party without the written consent of the other parties to such Redomestication. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties with respect to such Redomestication and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
       8.4.	This Agreement may be executed in any
number of counterparts, each of which shall be considered an original.
       8.5.	It is expressly agreed that the obligations of
the parties hereunder shall not be binding upon any of their respective directors or trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the property of the Merging Fund or the Surviving Fund as provided in the DE Governing Documents or the MD
Governing Documents, respectively.  The execution and
delivery by such officers shall not be deemed to have been
made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of such party.
       8.6.	Any notice, report, statement or demand
required or permitted by any provisions of this Agreement shall be in writing and shall be given by fax or certified mail addressed to the Merging Fund and the Surviving Fund, each at Two Newton Place, 255 Washington Street, Suite 300,
Newton, Massachusetts 02458, Attention: Secretary.


IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be approved on behalf of the Surviving Fund and Merging Fund.



RMR REAL ESTATE INCOME FUND,
a Maryland statutory trust


By:  /s/ Fernando Diaz _____________
	Name:  Fernando Diaz
	Title:    President



RMR REAL ESTATE INCOME FUND,
a Delaware statutory trust


By:   /s/ Mark L. Kleifges ___________
	Name: Mark L. Kleifges
	Title:   Treasurer, Chief Financial Officer









Schedule 4.2
Tax Opinion







2